Exhibit 3.1(a)

ARTICLES OF INCORPORATION

OF

VERMILION GOLD, INC.

KNOW ALL MEN BY THESE PRESENTS:

We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation and do hereby become a corporation under the laws of the State of Washington, and adopt the following Articles of Incorporation.

ARTICLE I.

The name of this corporation shall be “Vermilion Gold, Inc.”

ARTICLE II.

The purposes for which this corporation is formed are:

(a)

To carry on the business of a mining, milling, dredging, smelting and refining company;

(b)

To acquire by purchase, lease, hire, discovery, location, or otherwise, and to hold, within the United States of America, or elsewhere, mines mineral claims, mineral leases, prospects, mining lands and mining rights of every description, and to work, develop, mine and operate the same, and to sell or otherwise dispose of the same or any of them, or any interest therein;

(c)

To mine, crush, concentrate, wash, dredge, smelt, amalgamate, and otherwise treat gold, silver, copper, lead, zinc, or other metaliferous ores or deposits, and other minerals and metallic substances and compounds of all kinds, whether upon property belonging to the company or elsewhere, and to render the same merchantable, and to buy, sell and deal in the same or any of them;

(d)

To acquire by purchase, lease or otherwise, such timberlands or leases, timer claims, licenses to cut timber, surface rights and rights of way, water rights and privileges that may be necessary or desirable for carrying out any of the objects of the company;

(e)

To construct, maintain, alter, make and operate upon the property of the company, or elsewhere, any canals, trails, roads, ways, flues, tramways, bridges, dams, reservoirs, water courses, mills, concentrating works, smelting works, and other structures which may be necessary or convenient to carry out any of the purposes of the company;

(f)

To acquire, hold, use, lease, and deal in, all machinery apparatus, and equipment pertaining to or used in connection with any such business; to buy, sell and deal in mine, concentrating, smelting, refining, or any other equipment pertaining to or used in connection with any such business;

(g)

To act as agent, representative, distributor, or factor for any corporation, partnership or individual in accomplishing any of the purposes of this corporation;

(h)

(i)

To purchase or otherwise acquire, hold, own, mortgage, pledge, lease, deed in trust, sell, convey or otherwise dispose of real and personal property of every class and description, without limit as to value or amount, in the United States or any foreign country, subject in each case to the laws and regulations in effect in the place where such property is located;

(j)

To borrow money, to issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, or pledge of the corporate property, or otherwise, or to issue the same unsecured;

(k)

To purchase, acquire, own, hold, guarantee, sell, assign, transfer, mortgage, pledge or otherwise dispose of and deal in, shares, bonds, notes, debentures or other securities or evidences of indebtedness of any other person, association or corporation, and while the holder thereof, to exercise all the rights, powers and privileges of ownership; to purchase, hold, cancel, re-issue sell or transfer shares of its own capital stock, provided, that the shares of its own capital stock belonging to it directly or indirectly shall not be voted upon;

(l)

To acquire by purchase or otherwise the goodwill, business property rights, franchises and assets of every kind of any business, with or without undertaking either wholly or in part the liabilities of any person, firm, association, or corporation; to sell or otherwise dispose of any or all of the assets so acquired, or any or all other assets of the corporation;

(m)

To have one or more offices located in this state or elsewhere to conduct all or any of its operations and businesses;

(n)

To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in any other state of the United States, or in foreign countries, and to exercise all of the powers conferred by the laws of the State of Washington upon corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or at anytime hereafter may be amended.

The foregoing statement of purposes shall be construed in its broadest and fullest sense as the statement of both purposes and powers of this corporation, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clauses, but shall be regarded as independent purposes.

ARTICLE III.

This corporation shall have perpetual existence.

ARTICLE IV.

The location and post office address of the registered office of this corporation in the State of Washington shall be East 15 Walton, Spokane, Washington.

ARTICLE V.

The authorized capital stock of this corporation shall be $250,000, consisting of 2,500,000 shares of common voting stock with a par value of 10 cents each.

ARTICLE VI.

The amount of paid-in capital with which the corporation shall begin business shall be $600.00.

ARTICLE VII

The number of directors of this corporation shall be not less than three (3) nor more than nine (9).  The number, qualification, term of office, manner of election, time, and place of meetings, powers and duties of directors shall be prescribed and regulated by the By-Laws of this corporation.  The names and post office addresses of the directors who shall manage the affairs of the corporation until the first Tuesday of September, 1961, are as follows:

Name

Address

Frank H. Duval

East 15 Walton

Spokane, WA

Estelle H. Duval

East 15 Walton

Spokane, WA

Frank D. Duval

East 15 Walton

Spokane, WA

ARTICLE VIII.

The names and post office address of each of the incorporators and a statement of the number of shares subscribed by each is as follows:

Name

Address

No. of Shares

Frank H. Duval

East 15 Walton

2,000

Spokane, WA

Estelle H. Duval

East 15 Walton

2,000

Spokane, WA

Frank D. Duval

East 15 Walton

2,000

Spokane, WA

All of said incorporators are of full age and are citizens of the United States.

ARTICLE IX.

The Authority to make By-Laws for this corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the powers of the shareholders through change or repeal of such By-Laws.

IN WITNESS WHEREOF, we have hereunto set our hands and seals, in triplicate, this 27th day of March, 1961.

/s/ Frank H. Duval

/s/ Estelle H. Duval

/s/ Frank D. Duval

State of Washington

)

)ss.

County of Spokane

)

I, the undersigned, a Notary Public in and for the above named County and State, do hereby certify that on the 29th day of March, 1961, personally appeared before me FRANK H. DUVAL, ESTELLE H. DUVAL and FRANK D DUVAL, to me known to be the individuals described and acknowledged that they signed and sealed the same as their free and voluntary act and deed for the uses and purposes therein mentioned.

GIVEN under my hand and official seal the day and year first above written.

/s/ E. Glenn Harmon

Notary Public in and for the State

Of Washington, residing at Spokane

Exhibit 3.1(b)

ARTICLES OF AMENDMENT

STATE OF WASHINGTON

)

) ss.

County of Spokane

)

Mr. Frank H. Duval and Mrs. Estelle Duval, the President and Secretary-Treasurer respectively of Vermilion Gold, Inc., being first duly sworn on oath, depose and say:

That at an extraordinary meeting of the shareholders of Vermilion Gold, Inc. specially called and held on the 20th day of August, 1962, subject to due notice for the purpose of amending the Articles of Incorporation of Vermilion Gold, Inc., and all of said shareholders being present in person or by proxy, the following resolution was unanimously adopted:

RESOLVED:  That the name of the Corporation be changed from VERMILION GOLD, INC. to  BONANZA GOLD, INC.

/s/ Frank H. Duval, President

/s/ Estelle Duval, Secretary-Treasurer

STATE OF WASHINGTON

)

) ss.

County of Spokane

)

Mr. Frank H. Duval and Mrs. Estelle Duval, being first duly sworn on oath, acknowledge that they are the President and Secretary-Treasurer respectively of Vermilion Gold, Inc., and are duly authorized to execute the foregoing Articles of Amendment in behalf of said Corporation.

DATED at Spokane, Washington, this 20th day of August, 1962,

/s/ Frank H. Duval, President

/s/ Estelle Duval, Secretary-Treasurer

Subscribed and sworn to before me this 20th day of August, 1962.

/s/ John F. Campbell

Notary Public in and for the State of

Washington, residing at Spokane

Exhibit 3.1(c)

ARTICLES OF AMENDMENT TO

THE ARTICLES OF INCORPORATIN OF

BONANZA GOLD, INC.

(1)

The name of the corporation is:

Bonanza Gold, Inc.

East 15 Walton Avenue

Spokane, Washington 99207

(2)

The amendment adopted:

“Be it resolved that Article V of the original articles of incorporation of Bonanza Gold, Inc. be changed to increase the capitalization from 2,500,000 shares having a par value of $.10 to 3,500,000 shares having a par value of $.10.  All other provisions shall remain unchanged.”

(3)

Date of adoption:  March 30, 1965 at the annual shareholders’ meeting.

(4)

Number of shares outstanding – (All were entitled to vote thereon)  1,630,000 shares

(5)

The amendment passed by unanimous vote – no dissenting votes.

(6)

Not applicable.

(7)

Not applicable – the class, rights and privileges of the capital stock remain the same.

/s/ E. H. Duval, Secretary

/s/ Vance McCarty, President

May 18, 1974

May 18, 1974

State of Washington    )

                        ) ss.

County of Washington)

This is to certify that on the 17th day of May, 1974, before me, the undersigned, a Notary of Public in and for the State of Washington, personally came E. H. Duval and Frank H. Duval, to me known to be the individuals described in and who executed the foregoing instrument and acknowledged that instrument to be their free and voluntary act and deed for the uses and purposes therein mentioned.

/s/ John Kantjas

Notary Public in and for the State of Washington,

Residing at Liberty Lake, Washington.  My commission

Expires 4/1/77.

Exhibit 3.1(d)

File in duplicate

ARTICLES OF AMENDMENT OF

BONANZA GOLD, INC.

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

FIRST:  The name of the corporation is Bonanza Gold, Inc.

SECOND:  The following amendment(s) of the Articles of Incorporation was (were) adopted by the shareholders of the corporation on December 14, 1976 (attached).

THIRD:  The number of shares of the corporation outstanding at the time of such adoption was 2,722,600; and the number of shares entitled to vote thereon was 2,722,600.

FOURTH:  The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:  Common

Number of shares:  2,722,600

FIFTH:  The number of shares voted for such amendment was 2,243,000 (all present or by proxy); and the number of shares voted against such amendment was none

SIXTH:  The number of shares of each class entitled to vote thereon as a class voted for and against each amendment, respectively, was:

Class:  None

Number of Shares for  None; Against, None.

SEVENTH:  The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:  No changes, merely adds more common stock.

EIGHTH:  The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:  From 3,500,000 shares authorized to 6,000,000 shares authorized.

Dated:  October 17, 1977

/s/ Robert E. Kistler, President

/s/ Estelle H. Duval, Secretary

Subscribed and sworn to before me this 17th day of October, 1977.

/s/ Francine T. Frandvold

Notary Pubic in and for the State of Washington,

Residing at Spokane

Attachment

Amendment to the Articles of Incorporation

Of Bonanza Gold, Inc.

Spokane, Washington

At a stockholder’s meeting held on December 14, 1976 the stockholders approved an increase in the Company’s authorized capital stock from 3,500,000 shares of non-assessable stock having a par value of  $.10 per share to 6,000,000 shares of non-assessable stock having a par value of $.10 per share.

This amendment is hereby authorized and the Secretary-Treasurer is instructed to file the necessary papers with the Secretary of the State of Washington.

/s/ Robert E. Kistler, President

/s/ Estelle H. Duval, Secretary-Treasurer

State of Washington

)

) ss.

County of Spokane

)

Personally appeared before me Robert Kistler, President of Bonanza Gold, Inc., and Estelle H. Duval, Secretary-Treasurer of Bonanza Gold, Inc., known to me to be the same, executed the foregoing instruments, on this day October 6, 1977.

/s/ Francine Brandvold

Notary Public in and for the State of

Washington. Commission expires 8/15/78

Exhibit 3.1(e)

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

BONANZA GOLD, INC.

1)

The name of the corporation is

Bonanza Gold, Inc.

705 W. Pinewood Road

Spokane, WA 99218

2)

The amendments as adopted are as follows:

“Be it resolved that Article V of the original articles of incorporation of Bonanza Gold, Inc. be changed from 6,000,0000 shares having a par value of $.10 to 20,000,000 shares having a par value of $.10.”

“To add Article X – The Shareholders shall have no pre-emptive rights to acquire any securities of this corporation.”

3)

Date of adoption:  May 15, 1985 at the annual shareholders meeting

4)

Number of shares outstanding—(All are entitled to vote thereon: 3,174,575 shares)

5)

The amendments and Bylaws passed:  Shares caste:  1,767,807

6)

Not applicable

7)

Not applicable except as noted above in 1).

/s/ Hobart Teneff, Secretary

/s/ RobertE. Kistler, President

6/15/99

6/15/99

State of Washington

)

)ss.

County of Spokane

)

This is to certify that on the 15th day of June, 1999, before me, the undersigned, a Notary of the Public in and for the State of Washington, personally came Hobart Teneff and Robert E. Kistler, to me known to be the individuals described in and who executed the foregoing instrument and, acknowledged said instrument to be their free and voluntary act and deed for the uses and purposes therein mentioned.

/s/

Notary Public in and for the State of Washington

Residing at Spokane, Washington. My

Commission expires 4-13-02.

Exhibit 3.1(f)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BONANZA GOLD, INC.

The undersigned hereby executes the following Amended and Restated Articles of Incorporation pursuant to the provisions of the Washington Business Corporation Act  (Revised Code of Washington 23B).

ARTICLE I

Name

The name of the corporation is Bonanza Gold, Inc.

ARTICLE II

Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Washington upon corporations formed under the Washington Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

ARTICLE III

Duration

This corporation shall be of perpetual duration.

ARTICLE IV

Authorized Capital Stock

The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is Two Hundred Million (200,000,000).  The shares shall have a par value of $0.001 per share.  All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000).  The Preferred Stock shall have a stated value of  $0.001 per share. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

ARTICLE V

Preemptive Rights

Shareholders of this corporation will have no preemptive rights to acquire additional shares issued by the corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares.

ARTICLE VI

Voting

The holders of any of the corporation's capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power.  Cumulative voting for the election of directors is hereby expressly prohibited.  The holders of Common Stock shall be entitled to one vote for each share held.  All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

ARTICLE VII

Board of Directors

The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than one (1) or more than nine (9).  In case of a vacancy in the Board of Directors because of a director’s resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

ARTICLE VIII

Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE IX

Indemnification

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the full extent of the laws of the State of Washington as may now or hereafter exist.

ARTICLE X

Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the corporation and providing for such other matters in relation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Washington or these Articles of Incorporation.

ARTICLE XI

Action by Majority Consent of Shareholders

Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or vote if either:

(i)

the action (a “Unanimous Consent”) is taken by all the shareholders entitled to vote on the action; or

(ii)

so long as this corporation is not a public company, the action (a "Majority Consent”) is taken by the shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote on the action were present and voted.

To the extent that prior notice is required by law, any advance notice required by statute to be given to nonconsenting shareholders shall be made at least one business day prior to the effectiveness of the action, or such longer period as required by law. The form of this notice shall be sufficient to appraise the nonconsenting shareholder of the nature of the action to be effected, in a manner approved by the directors of this corporation or by the committee or officers to whom the board has delegated that responsibility.

ARTICLE XII

Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the shareholders herein are granted subject to this reservation.

ARTICLE XIII

Shareholder Approval

The affirmative vote of a majority of all of the votes entitled to be cast on the matter shall be sufficient, valid, and effective, after due consideration and reconsideration of such action by the Board of Directors, as required by law, to approve and authorize the following acts of the corporation:

(a)

an amendment to these Articles of Incorporation;

(b)

the merger of this corporation into another corporation or the merger of one or more other corporations into this corporation;

(c)

the acquisition by another corporation of all of the outstanding shares of one or more classes or series of this corporation; or

(d)

the sale, lease, exchange, or other disposition by this corporation of all, or substantially all, of its property other than in the usual and regular course of business.

ARTICLE XIV

Registered Agent

The name of the registered agent of this corporation is Gregory B. Lipsker

ARTICLE XV

Registered Office

The post office address of the registered office of this corporation is 601 W. Main Ave. , Suite 714, Spokane, WA 99201

Dated this  30th  day of  January, 2004

Robert E. Kistler, President

CERTIFICATE RE: AMENDED AND RESTATED ARTICLES OF INCORPORATION

PURSUANT TO R.C.W. 23B.10.070

The Amended and Restated Articles of Incorporation of Bonanza Gold , Inc. contain amendments to the Articles of incorporation requiring shareholder approval. The amendments were adopted by the Board of Directors on December 1, 2003, and were subsequently were duly approved by the shareholders in accordance with the provisions of R.C.W. 23B.10.040 and 23B.10.040.

Dated this 30th day of January 2004

Bonanza Gold, Inc.

By________________________

     Robert E. Kistler, President

CONSENT TO SERVE AS REGISTERED AGENT

I, Gregory B. Lipsker, hereby consent to serve as Registered Agent in the State of Washington, for the following corporation: Bonanza Gold, Inc. I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

Dated this 31st  day of January 2004

Gregory B. Lipsker

601 W. Main Ave., Suite 714

Spokane, WA  99201